As filed with the Securities and Exchange Commission on August 13, 2004.

Registration No. 2-97190

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MPSI Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	73-1064024

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

MPSI Systems Inc.

4343 South 118th East Avenue

Tulsa, Oklahoma 74146

(918) 877-6774

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

MPSI SYSTEMS INC.

1984 STOCK OPTION PLAN

(full title of the plans)

James C. Auten

President and Chief Executive Officer

MPSI Systems Inc.

4343 South 118th East Avenue

Tulsa, Oklahoma 74146

(918) 877-6774

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

Del L. Gustafson, Esq.

Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

320 South Boston Ave., Suite 400

Tulsa, Oklahoma 74103

DEREGISTRATION OF SECURITIES

On April 19, 1985, MPSI Systems Inc. (“MPSI”) filed a registration statement on Form S-8 No. 2-97190 for the purpose of registering 750,000 shares of its common stock, par value $0.05 per share (“Common Stock”), to be issued under the MPSI Systems Inc. 1984 Stock Option Plan. MPSI is filing this Post-Effective Amendment No. 1 to that registration statement to deregister any and all remaining unsold shares of Common Stock covered by such registration statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on this 13th day of August, 2004.

MPSI SYSTEMS INC.
By:	/s/ James C. Auten

James C. Auten
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities indicated below on this 13th day of August, 2004.

Signature	Title
/s/ Ronald G. Harper
Ronald G. Harper	Chairman of the Board of Directors

/s/ John C. Bumgarner, Jr.
John C. Bumgarner, Jr.	Director

/s/ Joseph C. McNay
Joseph C. McNay	Director

/s/ John J. McQueen
John J. McQueen	Director

/s/ Bryan D. Porto
Bryan D. Porto	Director